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                                                                      EXHIBIT 21



                   LIST OF THE SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary (1)                            State of Incorporation
------------------                                ----------------------
LIC, Inc. (2)                                     Nevada

Caronuts, Inc. (3)                                North Carolina

Vista Bakery, Inc. (3)                            North Carolina


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(1)     Each subsidiary does business under only its corporate name.

(2)     LIC, Inc. was merged into Lance, Inc. on December 31, 1995.

(3)     A subsidiary of LIC, Inc.